UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 7, 2017

Splunk Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35498	86-1106510
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

270 Brannan Street

San Francisco, California  94107

(Address of principal executive offices, including zip code)

(415) 848-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of the decision of Amy Chang not to stand for re-election to the Board of Directors (the “Board”) of Splunk Inc. (the “Company”) at the 2017 annual meeting of stockholders (the “2017 Annual Meeting”), the Board on April 7, 2017 determined to move one of the directors from Class III (with a term expiring at the 2018 annual meeting of stockholders) to Class II (with a term expiring at the 2017 annual meeting of stockholders) to achieve a more equal balance of membership among the classes of directors. Accordingly, on April 7, 2017, Stephen Newberry agreed to resign as a Class III director and was immediately appointed to the Board as a Class II director. Mr. Newberry continues to serve on the Company’s Compensation Committee. The resignation and reappointment of Mr. Newberry was effected solely to rebalance the Board classes, and for all other purposes, including vesting and other compensation matters, Mr. Newberry’s service on the Board is deemed to have continued uninterrupted. In connection with Ms. Chang’s decision not to stand for re-election, the Board also determined to reduce the number of authorized directors to nine (9), effective as of the date of the 2017 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Splunk Inc.

	By:	/s/ David F. Conte
David F. Conte
Senior Vice President and Chief Financial Officer

Date: April 13, 2017